               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

        INDEPENDENCE HOLDING COMPANY
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                          INDEPENDENCE HOLDING COMPANY
                              -------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 22, 2000
                              -------------------

To the Stockholders of
INDEPENDENCE HOLDING COMPANY:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of INDEPENDENCE HOLDING COMPANY (the "Company") will be held on June 22, 2000 at 9:30 A.M., local time, at the Greenwich Civic Center, 90 Harding Road, Old Greenwich, Connecticut for the following purposes:

        1. To elect nine directors of the Company;

        2. To vote upon a proposal to ratify the selection of independent auditors; and

        3. To transact such other business as may properly come before the meeting and any adjournment thereof.

    Only stockholders of record at the close of business on April 26, 2000 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

    Your attention is directed to the Proxy Statement submitted with this notice. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, SUCH STOCKHOLDER MAY REVOKE SUCH PROXY AND VOTE SUCH SHARES IN PERSON. No postage need be affixed to the enclosed envelope if mailed in the United States.

                                           By Order of the Board of Directors
                                           David T. Kettig
                                           Secretary

April 28, 2000

                          INDEPENDENCE HOLDING COMPANY
                             96 CUMMINGS POINT ROAD
                               STAMFORD, CT 06902
                                  203-358-8000

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Independence Holding Company (the "Company") of Proxies to be used at the Annual Meeting of Stockholders to be held at the Greenwich Civic Center, 90 Harding Road, Old Greenwich, Connecticut on June 22, 2000 at 9:30 A.M., local time. In addition to solicitation of Proxies by mail, the directors, officers and employees of the Company may solicit Proxies personally, by telephone, telefax or telegram. The expense of all such solicitation, including the cost of preparing, printing and mailing this Proxy Statement, will be borne by the Company. The Company will, upon request, reimburse brokers, banks or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of the Company's shares. This Proxy Statement and the accompanying Proxy and the Company's Annual Report to Stockholders, which contains financial statements for the year ended December 31, 1999, will first be mailed to stockholders of the Company on or about May 16, 2000.

    If the enclosed form of Proxy is executed and returned, it will be voted as directed by the stockholder. If no directions are given, Proxies will be voted
(i) for election as directors of all of the nominees specified therein and (ii) for the ratification of the selection of KPMG LLP ("KPMG") as independent auditors for the calendar year 2000. A Proxy may be revoked at any time, insofar as the authority granted thereby has not been exercised at the Annual Meeting of Stockholders, by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date. Any stockholder present at the meeting may vote personally on all matters brought before the meeting and, in that event, such stockholder's Proxy will not be used at the meeting by holders of the Proxy.

    Only stockholders of record as of the close of business on April 26, 2000 will be entitled to vote at the meeting. On that date, the Company had outstanding and entitled to one vote per share, 7,180,100 shares of Common Stock, par value $1.00 per share ("Common Stock"). An additional 2,481,519 shares of Common Stock are held in treasury by the Company and are not entitled to vote. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    If no contrary instruction is indicated, shares represented by properly executed Proxies in the accompanying form of proxy will be voted by the persons designated in the printed portion thereof (i) FOR the election of the nominees named below to serve as directors for a one-year term, and (ii) and FOR the ratification of the selection of KPMG as independent auditors for the calendar year 2000. Each director must be elected by the affirmative vote of a plurality of the votes cast at the meeting by the holders of shares of Common Stock represented in person or by Proxy. Approval of KPMG as independent auditors requires the affirmative vote of a majority of the shares of Common Stock present or represented at the meeting.

    Management does not know of any other matters to be brought before the meeting at this time; however, if any other matters are brought before the meeting, the proxy holder shall vote in his discretion with respect to the matter. In the event a stockholder specifies a different choice on the Proxy, such stockholder's shares will be voted or withheld in accordance with the specifications so made. Should any nominee for director named herein become unable or unwilling to accept nomination or election, it is intended that the persons acting under proxy will vote for the election of such other person as the Board of Directors of the Company may recommend unless the number of directors is reduced by the Board of Directors. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected to office.

                             PRINCIPAL STOCKHOLDERS

    Listed below are the number of shares of Common Stock beneficially owned as of April 26, 2000 by the holders of more than 5% of the Common Stock of the Company.

                                                              COMMON STOCK
                                                              ------------
Geneve Holdings, Inc.(1) ...................................   4,092,906
  96 Cummings Point Road                                             57%
  Stamford, Connecticut 06902

---------

(1) According to (i) information disclosed in Amendment No. 34 to Schedule 13D dated January 7, 1997 of Geneve Holdings, Inc. (together with its affiliates also referred to herein as "Geneve") supplemented by (ii) information provided to the Company by Geneve in response to a Company questionnaire, a group consisting of Geneve and certain of its affiliates are the beneficial owners of 4,092,906 shares of Common Stock. As of December 31, 1999, Geneve did not own any of the Company's share purchase warrants (the "Warrants"). Mr. Edward Netter, Chairman and a director of the Company, is an executive officer and a director of Geneve. Mr. Netter and members of his family control Geneve by virtue of his voting interest. Mr. Netter disclaims beneficial ownership as to the shares of Common Stock owned by Geneve.

                              -------------------

    To the best knowledge of the Company, Geneve has sole investment and voting power with respect to the shares listed above, and no other person or persons acting in concert own beneficially more than 5% of the Common Stock.

    The following table sets forth for each director of the Company, the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the year ended December 31, 1999 (the "Named Officers"), and for all directors and executive officers of the Company as a group, information regarding beneficial ownership of Common Stock as of April 26, 2000. Except as provided below, none of the directors, Named Officers or directors and executive officers as a group owns beneficially any Warrants.

                                               NUMBER OF                   PERCENT OF CLASS
                    NAME                        SHARES                     ENTITLED TO VOTE
                    ----                        ------                     ----------------
Larry R. Graber..............................    33,359(1)                         *
Harold E. Johnson............................    12,000(2)                         *
Allan C. Kirkman.............................     5,000(2)                         *
Steven B. Lapin..............................    42,132                            *
Edward Netter................................          (3)                        --
Robert P. Ross, Jr...........................    82,516(4)                        1.1%
Edward J. Scheider...........................    77,236(2)(5)                     1.1%
James G. Tatum...............................     2,785(6)                         *
Roy T.K. Thung...............................   309,616(7)                        4.2%
David T. Kettig..............................    28,081(8)                         *
Roy L. Standfest.............................     1,000                            *
All directors and executive officers as a
  group (14 persons).........................   649,775(1)(2)(3)(4)(5)
                                                       (6)(7)(8)(9)               8.6%

---------

(1) Includes 12,500 shares of Common Stock subject to options granted to Mr. Graber in April 1996, all of which are presently exercisable, and 17,500 shares of Common Stock subject to options granted to Mr. Graber in December 1999, which will vest ratably over three years commencing in December 2000.

(2) Constitutes or includes 5,000 shares of Common Stock subject to options granted to each such director all of which, in each case, are presently exercisable.

(3) As described in the table relating to Principal Stockholders, Geneve and certain of its affiliates are the beneficial owners of 4,092,906 shares of Common Stock, which represents 57% of the outstanding Common Stock as of April 26, 2000. Mr. Edward Netter, Chairman and a director of the Company, is an executive officer and a director of Geneve. Mr. Netter and members of his family control Geneve by virtue of his voting interest. Mr. Netter disclaims beneficial ownership as to the shares of Common Stock owned by Geneve.

(4) Includes 150 shares of Common Stock owned by Mr. Ross' wife and 54,461 shares owned by Starboard Partners, L.P., a limited partnership managed by an entity controlled by Mr. Ross ("Starboard L.P."), and 22,905 shares of Common Stock receivable upon exercise of 15,000 Warrants, of which 12,216 shares are owned by Starboard L.P.. Mr. Ross disclaims beneficial ownership of the shares owned by his wife and the shares owned or receivable by Starboard L.P.

(5) Includes 33,500 shares of Common Stock owned by Mr. Scheider's wife's estate, as to which shares Mr. Scheider disclaims beneficial ownership, and 5,000 shares of Common Stock subject to options granted to Mr. Scheider, all of which are presently exercisable.

(6) Includes 580 shares owned by Mr. Tatum's wife, as to which shares Mr. Tatum disclaims beneficial ownership.

(7) Includes (i) 56,250 shares of Common Stock subject to options granted to Mr. Thung in April 1995, all of which are presently exercisable, (ii) 38,250 shares of Common Stock subject to options granted to Mr. Thung in December 1995, all of which are presently exercisable, (iii) 34,500 shares of Common Stock subject to options granted to Mr. Thung in June 1999, which will vest ratably over three years commencing in June 2000, and (iv) 95,000 shares of Common Stock subject to options
                                              (footnotes continued on next page)

(footnotes continued from previous page)

    granted to Mr. Thung in December 1999, which will vest ratably over three years commencing in December 2000.

(8) Includes 12,500 shares of Common Stock subject to options granted to Mr. Kettig in April 1995, all of which are presently exercisable, 10,000 shares of Common Stock subject to options granted to Mr. Kettig in June 1999, which will vest ratably over three years commencing June 2000, and 4,581 shares of Common Stock receivable upon exercise of 3,000 Warrants.

(9) Includes 42,500 shares of Common Stock subject to options granted to three executive officers, 30,834 of which are presently exercisable, 4,166 of which will vest on January 1, 2001, and the balance of which will vest ratably over three years commencing June 2000.

*  Represents less than 1% of the outstanding Common Stock.

                                   PROPOSAL 1
                       NOMINEES FOR ELECTION AS DIRECTORS

    Nine directors will be elected at the meeting, each to hold office until the next Annual Meeting of Stockholders and until such director's successor shall be elected and shall qualify.

    It is intended that shares represented by Proxies will be voted for the election of the nominees named below. If at the time of the meeting any of the nominees should be unwilling or unable to serve, the discretionary authority provided in the Proxy will be exercised to vote for a substitute or substitutes, as the Board of Directors recommends. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director.

    The persons named below have been nominated for election as directors. All of such nominees presently serve as directors of the Company.

LARRY R. GRABER, age 50
Director

    Since January 2000, director of the Company; since April 1996 a director and President of Madison National Life Insurance Company, Inc., a wholly-owned subsidiary of the Company with principal offices in Middleton, Wisconsin; since April 1996, a director and President of Southern Life and Health Insurance Company, an insurance company with principal offices in Birmingham, Alabama, which is a subsidiary of Geneve Corporation, a private diversified holding company with principal offices in Stamford, Connecticut, which is an affiliate of the Company ("Geneve"); for more than one year prior to April 1996, President of Hill Country Acquisition Consultants, Inc., an insurance acquisition consulting firm with principal offices in Austin, Texas.

HAROLD E. JOHNSON, age 81
Director

    Since November 1987, director of the Company; for more than five years prior to retirement in 1983, Executive Vice President of The Continental Corporation, a diversified insurance and financial holding company with principal offices in New York, New York; since November 1993, director of Queens County Bancorp, Inc., a banking holding company with principal offices in Queens County, New York.

ALLAN C. KIRKMAN, age 56
Director

    Since December 1980, director of the Company; for more than the past five years, Executive Vice President of Mellon Bank, N.A., a national bank with principal offices in Pittsburgh, Pennsylvania.

STEVEN B. LAPIN, age 54
Vice Chairman
Director

    Since July 1991, director of the Company; since July 1999, Vice Chairman of the Company; for more than five years prior to July 1999, President and Chief Operating Officer of the Company; for more than the past five years, President and Chief Operating Officer and a director of Geneve; since January 1998, a director of The Aristotle Corporation, a holding company with principal offices in New Haven, Connecticut which, through a subsidiary, designs, manufactures and markets health and medical education teaching aids ("Aristotle").

EDWARD NETTER, age 67
Chairman
Director

    Since December 1980, director of the Company; since August 1997, Chairman of the Compensation Committee; for more than the past five years, Chairman of the Company; for more than five years prior to January 2000, Chief Executive Officer of the Company; from December 1990 to November 1993, President of the Company; for more than the past five years, Chairman, Chief Executive Officer and director of Geneve; since January 1998, a director of Aristotle.

ROBERT P. ROSS, JR., age 57
Director

    Since April 2000, director of the Company; for more than the past five years, Chairman of GRO Corporation, a NASD registered broker/dealer located in Houston, Texas and licensed in all 50 states, that offers trading services to individuals and money managers at discount prices, and Chairman of The Starboard Capital Management Corporation, located in Houston, Texas, which manages Starboard Partners, L.P., a hedge fund for high net worth individuals and corporate clients.

EDWARD J. SCHEIDER, age 83
Director

    Since November 1987, director of the Company and Chairman of the Audit Committee; for more than five years prior to retirement in March 1995, Vice President of Kidder, Peabody & Co., Inc., an investment banking and brokerage firm with principal offices in New York, New York.

JAMES G. TATUM, age 58
Director

    Since April 2000, director of the Company; for more than the past five years, registered investment advisor, located in Birmingham, Alabama, managing funds for individual, corporate and trust clients.

ROY T.K. THUNG, age 56
Chief Executive Officer, President and Chief Operating Officer
Director

    Since December 1990, director of the Company; since January 2000, Chief Executive Officer of the Company; since July 1999, President and Chief Operating Officer of the Company; for more than five years prior to July 1999, Executive Vice President, Chief Financial Officer and Treasurer of the Company; from May 1990 to November 1993, Senior Vice President, Chief Financial Officer and Treasurer of the Company; from June 1983 to December 1986, director of the Company; for more than the past five years, Executive Vice President and Chief Financial Officer of Geneve.
                              -------------------

    Between January 1, 1999 and December 31, 1999, the Board of Directors of the Company met four times. In addition, the Audit Committee of the Board, which exercises responsibility in respect of the recommendation of the Company's independent public auditors, the review of such auditor's audit and recommendations concerning internal controls, met once. The Audit Committee currently consists of Messrs. Scheider and Johnson. The Compensation Committee of the Board, which exercises responsibility in respect of recommendations concerning compensation matters, currently consists of Messrs. Netter, Johnson and Kirkman. The Compensation Committee met four times in 1999. Each director who has been nominated for election as a director attended at least 75% of the Board meetings and meetings of Committees on which such director served. Directors of the Company who are not also officers of the Company receive a monthly fee of $500 plus $400 for each Board or Committee meeting attended. Directors who are officers of the Company do not receive compensation for serving as directors of the Company.

    Pursuant to the Company's 1988 Stock Incentive Plan, directors of the Company who are not also employees of the Company or a subsidiary are each entitled to receive non-qualified stock options with respect to 500 shares of Common Stock at the first meeting of the Board of Directors following each Annual Meeting of Stockholders of the Company, which stock options vest six months after date of grant. Outstanding options granted at such 1999 Board meeting fully vested on December 22, 1999, and have an exercise price of $12.31 per share.

                               EXECUTIVE OFFICERS

    In addition to Messrs. Lapin, Netter and Thung, listed above, who also serve as directors of the Company, set forth below are each executive officer's name, age, all positions and offices held with the Company, principal occupations and business experience during the past five years. Officers are elected by the Board of Directors, each to serve until his or her successor is elected and has qualified, or until his or her earlier resignation, removal from office or death.

ALEX GIORDANO, age 57
Vice President -- Marketing

    Since February 2000, Vice President -- Marketing of the Company; for more than the past five years, Executive Vice President, Chief Marketing Officer and director of Standard Security Life Insurance Company of New York, a wholly-owned subsidiary of the Company located in New York, New York ("Standard Security"); for more than the past five years, President of First Standard Security Insurance Company, a wholly-owned subsidiary of Standard Security located in New York, New York.

TERESA A. HERBERT, age 38
Vice President and Chief Financial Officer

    Since July 1999, Chief Financial Officer of the Company; for more than five years prior to July 1999, Vice President and Controller of the Company.

DAVID T. KETTIG, age 41
Vice President -- Legal and Secretary

    For more than the past five years, Vice President -- Legal and Secretary of the Company; since October 1998, Senior Vice President and Chief Administrative Officer of Standard Security; for more than the past five years, Vice
President -- Legal and Secretary of Geneve.

BRIAN R. SCHLIER, age 45
Vice President -- Taxation

    For more than the past five years, Vice President -- Taxation of the Company; for more than the past five years, Director of Taxation of Geneve.

ROY L. STANDFEST, age 36
Vice President -- Investments and Chief Investment Officer

    Since April 1999, Vice President -- Investments and Chief Investment Officer of the Company; since April 1999, Vice President -- Investments and Chief Investment Officer of Geneve; from September 1997 to March 1999, Vice President of Daiwa America Strategic Advisors Corporation, a proprietary fixed-income trading group affiliated with Daiwa Securities America with principal offices in New York, New York; from August 1994 to October 1996, Managing Director of MetLife Investment Management Company, a fixed-income money manager affiliated with MetLife Insurance Company with principal offices in White Plains, New York.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth compensation paid by the Company and its subsidiaries to the Named Officers for services rendered for the last three fiscal years.

                                                                             LONG TERM COMPENSATION
                                                                     --------------------------------------
                                     ANNUAL COMPENSATION                      AWARDS              PAYOUTS
                           ---------------------------------------   -------------------------   ----------
           (a)             (b)      (c)       (d)         (e)           (f)           (g)           (h)             (i)
                                                                     RESTRICTED    SECURITIES
                                                      OTHER ANNUAL     STOCK       UNDERLYING       LTIP         ALL OTHER
NAME AND PRINCIPAL                SALARY     BONUS    COMPENSATION     AWARDS     OPTIONS/SARS    PAYOUTS     COMPENSATION(2)
POSITION                   YEAR     ($)       ($)         ($)           ($)           (#)           ($)             ($)
--------                   ----     ---       ---         ---           ---           ---           ---             ---
Roy T.K. Thung ..........  1999   224,062   135,000      --            --          134,500          --             44,635
  Chief Executive Officer  1998   200,932   126,000      --            --            --             --             41,058
  and President            1997   200,932   126,000      --            --            --             --             38,042

Edward Netter ...........  1999   255,105    50,000      --            --            --             --              2,576
  Chairman                 1998   251,177    50,000      --            --            --             --              6,369
                           1997   251,177    50,000      --            --            --             --              6,565

Steven B. Lapin .........  1999   182,255    96,656      --            --            --             --             49,484
  Vice Chairman            1998   250,930   157,500      --            --            --             --             46,777
                           1997   250,930   157,500      --            --            --             --             43,289

Roy L. Standfest ........  1999   104,808   134,000      --            --          22,500           --                762
  Vice President --
  Investments

David T. Kettig .........  1999   145,900    30,000      --            --          10,000           --              2,314
  Vice President --        1998   105,604    29,165      --            --            --             --              2,630
  Legal and Secretary      1997   105,604    29,165      --            --            --             --              2,719

(Footnotes from previous page)

---------

(1) Amounts shown for 1997, 1998 and 1999 for all of the Named Officers include the dollar value of premiums paid for term life insurance. In addition, amounts shown for Messrs. Lapin and Thung include amounts accrued during 1997, 1998 and 1999 under Retirement Benefit Agreements with the Company (described below under the heading 'Retirement Benefit Agreements'). The amounts shown for Messrs. Netter and Kettig include profit-sharing contributions by Standard Security to their 401(k) accounts of $4,050 in 1997 and 1998 for Mr. Netter and $1,679 in each of 1997, 1998 and 1999 for Mr. Kettig. Certain of the Named Officers also received compensation and benefits during 1997, 1998 and 1999 from Geneve and/or its affiliates (other than the Company) for services rendered to such companies, which amounts are not included in this table.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information concerning grants of stock options to the Named Officers who received grants during 1999.

                                                                                                       GRANT
                                                                                                       DATE
                                        INDIVIDUAL GRANTS                                              VALUE
--------------------------------------------------------------------------------------------------   ---------
                       (a)                            (b)          (c)         (d)         (e)          (f)
                                                                   % OF
                                                   NUMBER OF      TOTAL
                                                   SECURITIES    OPTIONS/
                                                   UNDERLYING      SARS
                                                    OPTIONS/    GRANTED TO   EXERCISE                  GRANT
                                                      SARS      EMPLOYEES    OR BASE                   DATE
                                                    GRANTED     IN FISCAL     PRICE     EXPIRATION    PRESENT
                      NAME                            (#)          YEAR       ($/SH)       DATE      VALUE$(1)
                      ----                         ----------   ----------   --------   ----------   ---------
Roy T.K. Thung...................................   39,500          18%       11.94      6/20/04      127,585
                                                    95,000          44%       11.69     12/20/04      314,450
David T. Kettig..................................   10,000           5%       11.94      6/20/04       32,300
Roy L. Standfest.................................   22,500          10%       12.66      5/31/04       76,230

---------

(1) Present value determinations were made using the Black-Scholes model of theoretical options pricing, and were based on the following assumptions:
    (A) expected volatility is based on the three year period, calculated weekly, preceding the date of grant; (B) the risk-free rate of return is based on the 10 year U.S. Treasury Note yield to maturity as at the date of grant; (C) dividend yield assumes that the current dividend rate paid on the Common Stock continues unchanged until the expiration date of the options; and (D) a three-year phased-in vesting period that averages two years. The actual value a Named Officer receives is dependent on future stock market conditions, and there can be no assurance that the amounts reflected in column (f) of the Option/SAR Grants Table will actually be realized. No gain would be realized by a Named Officer without appreciation in the market value of the Common Stock, which would benefit all stockholders commensurately.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

    The following table sets forth certain information concerning stock options of the Named Officers who had options at December 31, 1999.


                  (a)                         (b)           (c)             (d)              (e)
                                                                         NUMBER OF
                                                                        SECURITIES        VALUE OF
                                                                        UNDERLYING       UNEXERCISED
                                                                        UNEXERCISED     IN-THE-MONEY
                                                                       OPTIONS/SARS     OPTIONS/SARS
                                            SHARES                     AT FY-END(#)     AT FY-END($)
                                          ACQUIRED ON      VALUE       EXERCISABLE/     EXERCISABLE/
                  NAME                    EXERCISE(#)   REALIZED($)    UNEXERCISABLE    UNEXERCISABLE
                  ----                    -----------   -----------    -------------    -------------
Roy T.K. Thung..........................      5,000             0      94,500/129,500     $491,558/0
Steven B. Lapin.........................    118,000      $619,505                 0/0              0
David T. Kettig.........................          0             0       12,500/10,000      $70,688/0
Roy L. Standfest........................          0             0            0/22,500            0/0

RETIREMENT BENEFIT AGREEMENTS

    In 1991, the Company entered into retirement benefit agreements with Messrs. Lapin and Thung pursuant to which they are entitled to receive cash payments, based upon their salaries, at such time as they retire or otherwise terminate their employment with the Company. Such payments are fully vested. Assuming that their employment with the Company had terminated on December 31, 1999, Messrs. Lapin and Thung would have been entitled to receive approximately $607,256 and $556,482, respectively, which amounts increase each year they remain employed by the Company until they attain age 62. Of such amounts, $48,680 and $42,446, respectively, were accrued in 1999 for Messrs. Lapin and Thung.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Management's recommendations as to the form and level of compensation of the Company's executive officers are subject to the approval of the Compensation Committee of the Company's Board of Directors. The Committee has not retained a compensation consultant.

    The Company's compensation policies seek to attract and retain key executives necessary to the long-term success of the Company, to align compensation with both annual and long-term strategic plans and goals and to reward performance in the continued growth and success of the Company and in the enhancement of shareholder values. In furtherance of these goals, the Company has employed a combination of annual base salaries, which are set at levels which management believes to be competitive with industry and regional pay practices and economic conditions, and annual and longer term incentive compensation, including options to purchase Common Stock.

    Management recommended to the Compensation Committee a bonus pool for the Company's employees (including the executive officers) based on the Company's performance in 1999 (including management's accomplishments in enhancing the insurance group's capital position, strategically planning the direction of the insurance group, and improving the Company's profitability). The amount of the 1999 bonus pool was approved by the disinterested members of the Committee. Specifically regarding the chief executive officer, Roy Thung, base salary has been determined by considering Company and individual performance. Mr. Thung's annual bonus payments are subject to approval by the disinterested members of the Compensation Committee.

MEMBERS OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

       HAROLD E. JOHNSON       ALLAN C. KIRKMAN       EDWARD NETTER, Chairman

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the five year cumulative total return of the Common Stock with that of the Nasdaq Stock Market (US) Index and the Nasdaq Stock Market Insurance Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG INDEPENDENCE HOLDING COMPANY, NASDAQ STOCK MARKET (U.S.) INDEX
                       AND NASDAQ INSURANCE STOCKS INDEX






                                                       1994   1995   1996   1997   1998   1999
                                                       ----   ----   ----   ----   ----   ----
NASDAQ Stock Market (U.S.) Index.....................  $100   $141   $174   $213   $300   $542
NASDAQ Insurance Stocks Index........................  $100   $142   $162   $238   $212   $164
Independence Holding Company.........................  $100   $126   $125   $202   $237   $198


* Assumes that dividends were reinvested and is based on a $100 investment on December 31, 1994; indices data obtained from Center for Research in Security Price (CRSP)

                           RELATED PARTY TRANSACTIONS

    The Company and Geneve operate under cost-sharing arrangements pursuant to which certain items are allocated between the companies. During 1999, the Company paid to Geneve or accrued for payment thereto approximately $225,000 under such arrangements, and paid or accrued approximately an additional $56,000 for the first quarter of 2000. Geneve also provides the Company the use of office space as its corporate headquarters for annual consideration of $236,000. In addition, certain directors, officers and/or employees of the Company or its subsidiaries, who are also directors, officers and/or employees of Geneve, received compensation and benefits from Geneve for services rendered thereto since January 1, 1999. The foregoing is subject to the approval of the Audit Committee of the Board of Directors at least annually, and management of the Company believes that the terms thereof are no less favorable than could be obtained by the Company from unrelated parties on an arm's length basis.

    At various times since January 1, 1999, certain securities transfers were made between the Company and/or certain of its subsidiaries, on the one hand, and Geneve, on the other hand, at fair market value. The Company has invested as a limited partner in Dolphin Limited Partnership-A, an investment partnership of which Mr. Donald Netter is the Chairman, Chief Executive Officer and President of the managing member of the general partner and the principal shareholder. Mr. Donald

Netter is the son of Mr. Edward Netter. Consistent with the terms of the partnership agreement, in addition to other defined expenses, limited partners pay quarterly a management fee based on their beginning capital accounts, and an annual performance-based incentive allocation.

                                   PROPOSAL 2
                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has selected KPMG as the independent auditors of the Company for the year 2000. It is anticipated that representatives of KPMG, who also served as the Company's auditors for 1999, will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and to answer any appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSAL 2.

                             STOCKHOLDER PROPOSALS

    Any proposal which a stockholder intends to present at the Annual Meeting of Stockholders to be held in 2001 must be received at the Company's principal executive office not later than December 31, 2000 in order to be includable in the proxy material for such meeting.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action at the meeting. As to any business which would properly come before the meeting, the Proxies confer discretionary authority in the persons named therein and those persons will vote or act in accordance with their best judgment with respect thereto.

                                          By Order of the Board of Directors
                                          DAVID T. KETTIG
                                          Secretary

April 28, 2000

                                                                      4409-PS-00

                                  APPENDIX 1

                          INDEPENDENCE HOLDING COMPANY
                             96 CUMMINGS POINT ROAD
                           STAMFORD, CONNECTICUT 06902
                    PROXY-SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned stockholder of Independence Holding Company (the "Company") hereby appoints Steven B. Lapin and David T. Kettig, and each or either of them, the true and lawful proxies, agents and attorneys of the undersigned, each with full power to act without the other and with full power of substitution to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 22, 2000 at 9:30 A.M., E.D.T., at the Greenwich Civic Center, 90 Harding Road, Old Greenwich, Connecticut and at any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

(1)      To elect nine directors.

[ ]      FOR all nominees listed below (except as instructed below)

[ ]      WITHHOLD AUTHORITY to vote for all nominees listed below
         Larry R. Graber, Harold E. Johnson, Allan C. Kirkman, Steven B. Lapin, Edward Netter, Robert P. Ross, Jr., Edward J. Scheider, James G. Tatum, Roy T.K. Thung.

         Instruction: To withhold authority to vote for any individual nominee, write that nominee's name here:

         ...........................................................

(2) To ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2000

             [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

(3) To transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

         THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS.

                                                                   (see reverse)






The undersigned hereby ratifies and confirms all that said proxies, agents and attorneys, or any of them or their substitutes, lawfully may do at the meeting and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournment or postponement thereof.

PLEASE SIGN THE PROXY EXACTLY AS YOUR NAME(S) APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. TRUSTEES AND OTHER FIDUCIARIES SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN, AND WHERE MORE THAN ONE NAME APPEARS, A MAJORITY MUST SIGN. IF A CORPORATION, THE SIGNATURE SHOULD BE THAT OF AN AUTHORIZED OFFICER WHO SHOULD STATE HIS OR HER TITLE.





                                            Dated........................., 2000
                                                                          (L.S.)


                                                ................................
                                                                          (L.S.)


                                                ................................


                                           PLEASE DATE, SIGN AND RETURN. YOUR
                                           PROMPT ATTENTION WILL BE APPRECIATED.